UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2004 (June 22, 2004)

IASIS HEALTHCARE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	333-94521	76-0450619

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Dover Centre 117 Seaboard Lane, Building E Franklin, Tennessee	37067

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2747

Not Applicable

(Former name or former address, if changed since last report)

Item 1. Change in Control of Registrant.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-99.1 PRESS RELEASE 06/22/04
EX-99.2 PRESS RELEASE 06/22/04

Item 1. Change in Control of Registrant.

     On June 22, 2004, IASIS Healthcare Corporation (the “Company”) completed the transactions under a previously-announced Agreement and Plan of Merger dated as of May 4, 2004 (the “Merger Agreement”) with IASIS Investment LLC, an entity formed by affiliates of Texas Pacific Group, JLL Partners and certain other current investors in the Company. Under the terms of the Merger Agreement, IASIS Investment LLC acquired all of the stock of the Company through the merger of a wholly-owned subsidiary of IASIS Investment LLC with and into the Company. In the merger, the existing security holders of the Company received, in the aggregate, approximately $738.0 million in cash, less the amount of certain expenses and other adjustments.

     Upon the completion of the transaction, the Company became a wholly-owned subsidiary of IASIS Investment LLC. In addition, management of the Company will have options to acquire common and preferred stock of the Company.

     Affiliates of Texas Pacific Group own a majority of the equity interests in IASIS Investment LLC and have the right to appoint a majority of the directors of the Company under the terms of the Operating Agreement of IASIS Investment LLC. An affiliate of Texas Pacific Group serves as the managing member of IASIS Investment LLC. JLL Partners, which formerly controlled the Company, will own a minority interest in IASIS Investment LLC.

     Immediately prior to the closing of the merger, the Company contributed substantially all of its assets and liabilities to IASIS Healthcare LLC, a wholly-owned subsidiary of the Company. All operations previously conducted through the Company will be conducted through IASIS Healthcare LLC.

     IASIS Investment LLC financed the transaction in part by investing $584.0 million in equity, which included $544.0 million in cash and $40.0 million in existing common stock of the Company.

     IASIS Healthcare LLC and IASIS Capital Corporation (a wholly-owned subsidiary of IASIS Healthcare LLC) financed a portion of the transaction by issuing $475.0 million of their 8-3/4% Senior Subordinated Notes due 2014 pursuant to an Indenture, dated as of June 22, 2004, by and among IASIS Healthcare LLC, IASIS Capital Corporation, certain subsidiaries of IASIS Healthcare LLC, as guarantors, and The Bank of New York Trust Company, N.A., as trustee (the “Indenture”).

     In addition, IASIS Healthcare LLC entered into an Amended and Restated Credit Agreement dated June 22, 2004, among the Company, IASIS Healthcare LLC, certain of its subsidiaries, Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender, and certain Lenders party thereto (the “Credit Agreement”). The Credit Agreement provides for a seven-year term loan B facility in the aggregate principal amount of $425.0 million (which was funded at closing) and a six-year $250.0 million revolving credit facility (which was not drawn at closing), including a $75.0 million sublimit for letters of credit (a portion of which was used at closing). The Credit Agreement also provides for additional uncommitted term loans in an aggregate amount not to exceed $300.0 million. The indebtedness and other obligations of IASIS Healthcare LLC pursuant to the Credit Agreement are guaranteed by the Company and certain subsidiaries of IASIS Healthcare LLC and secured by substantially all of the assets of IASIS Healthcare LLC, the Company and those subsidiaries, including a security interest in their respective ownership interests in IASIS Healthcare LLC and certain of its subsidiaries.

     The proceeds from the equity contribution by IASIS Investment LLC, the senior subordinated notes offering, and the amended term loan credit facility were used to pay the merger consideration described above, repurchase the Company’s outstanding 13% Senior Subordinated Notes due 2009 and 8-1/2% Senior Subordinated Notes due 2009 that were tendered in the tender offer and consent solicitation which commenced on May 6, 2004, and pay related tender premiums and consent fees, refinance all existing indebtedness under the Company’s existing senior secured credit facilities, and pay other fees and expenses related to these transactions.

     A copy of the press release, dated June 22, 2004, announcing the completion of the transactions contemplated by the Merger Agreement and the closing of the financing transactions described above, is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. A copy of the press release, dated June 22, 2004, announcing the completion of the tender offer and consent solicitation described above, is attached hereto as Exhibit 99.2 and is incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 22, 2004
99.2	Press Release dated June 22, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE CORPORATION
By:	/s/ W. Carl Whitmer
W. Carl Whitmer
Chief Financial Officer

Date: June 23, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release dated June 22, 2004
99.2	Press Release dated June 22, 2004